                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 1999 (except for Note 8, as to which the date is October 8, 1999), with respect to the financial statements of AdRelevance, Inc. included in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-1 No. 333-34388) and related Prospectus of Media Metrix, Inc. for the registration of 868,756 shares of its common stock.




                               /s/ ERNST & YOUNG LLP


Seattle, Washington
August 10, 2000